EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Duma Energy Corp. on Form 10-Q for the quarter ended October 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), Jeremy Glenn Driver, Chief Executive Officer and Sarah Berel-Harrop, Chief Financial Officer of Duma Energy Corp., do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his or her knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 21, 2012

By:	/s/ Jeremy Glenn Driver
Jeremy Glenn Driver
President, Chief Executive Officer and a director
(Principal Executive Officer)

By:	/s/ Sarah Berel-Harrop
Sarah Berel-Harrop
Secretary, Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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